Exhibit 99.1

Yahoo! Review of Microsoft / Icahn Search and Restructuring Proposal July 14, 2008

Legal Notice Forward Looking Statements The matters discussed in this presentation contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s projected financial performance as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from those projected due to a number of risks and uncertainties. The potential risks and uncertainties include, among others, the expected benefits of the commercial agreement with Google may not be realized, including as a result of actions taken by United States or foreign regulatory authorities and the response or acceptance of the agreement by publishers, advertisers, users, and employees; the implementation and results of Yahoo!'s ongoing strategic initiatives; the impact of organizational changes; Yahoo!'s ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to Yahoo!'s international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; Yahoo!'s ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content, and distribution; general economic conditions and changes in economic conditions; potential continuing uncertainty arising in connection with the withdrawal of Microsoft's unsolicited proposal to acquire Yahoo! and the announced intention by a stockholder to seek control of our Board of Directors; the possibility that Microsoft or another person may in the future make another proposal, or take other actions which may create uncertainty for our employees, publishers, advertisers, and other business partners; and the possibility of significant costs of defense, indemnification, and liability resulting from stockholder litigation relating to the Microsoft proposal. More information about potential factors that could affect Yahoo!'s business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Yahoo!'s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as amended, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, which are on file with the Securities and Exchange Commission ("SEC") and available at the SEC's website at www.sec.gov. All information in this release is as of July 14, 2008, unless otherwise noted, and Yahoo! does not intend, and undertakes no duty, to update or otherwise revise the information contained in this presentation. Throughout this presentation we have rounded numbers as appropriate. Non-GAAP Financial Measures This presentation refers to operating cash flow (operating income before depreciation, amortization of intangible assets, and stock-based compensation expense, or OCF) which is a non-GAAP financial measure. The most comparable GAAP measure for OCF is income from operations. With respect to the OCF numbers provided in this presentation, the estimate of income from operations is the same as the estimated OCF, as the Company does not expect to incur any additional depreciation and amortization or stock-based compensation expense related to the Google agreement. Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc.

Proposed Terms of "Search and Restructuring Proposal" Considerations $1 billion cash payment for Yahoo!'s search assets Microsoft only provides $1 billion of upfront proceeds Upfront payment will be taxable to Yahoo! Would require a complex separation of search assets from remainder of Yahoo!'s business Yahoo! would be left without any search assets Inconsistent with Yahoo! view of convergence of search and display Could jeopardize the Yahoo! user experience and make it difficult for Yahoo! to maintain page views and search and display volume Would result in the transfer by Yahoo! of a strategic and valuable intellectual property portfolio (all IP related to search, including algorithmic) for no additional consideration Microsoft to enter into a 5 year exclusive search agreement with Yahoo!. Microsoft to guarantee Yahoo! the greater of (a) 85% of net revenues for the first three years and 70% of net revenues for the last two years ("TAC rates"), and (b) $2.3 billion of annual revenue after traffic acquisition cost ("TAC") subject to Yahoo! maintaining historical U.S. page views and affiliate revenue Yahoo! dependent on Microsoft to receive its share of search revenues received by Microsoft TAC rates are below market $2.3 billion minimum annual guarantee reduces Yahoo! execution risk in search, but guarantee is subject to certain Yahoo! performance metrics, which will be impacted directly by Microsoft performance Poor Microsoft performance could result in reduction of guarantee due to failure to maintain historical page views or loss of Yahoo! affiliate revenue While more certain than Microsoft's prior "Pay Per Click" guarantee, the $2.3 billion guarantee is below Yahoo!'s own expectations for net search revenue Minimum guarantee remains flat and does not grow over time Microsoft has right to renew for a second 5 year period at a 70% TAC rate if it increases minimum guarantee to $3 billion. Yahoo! also has a renewal right, but with a lower Microsoft minimum guarantee of $1.6 billion Renewal right does not force Microsoft to be competitive on TAC rate for second five year period (locked in at 70%) $3 billion guarantee is below Yahoo!'s own expectations for net search revenue for years 5-10 Guarantee still subject to reduction for page views and affiliate revenue, which could be impacted by Microsoft performance Yahoo! Evaluation of Microsoft / Icahn Proposal

Yahoo! Evaluation of Microsoft / Icahn Proposal (Cont'd) Yahoo! would achieve annual costs savings between $1.1 billion and $1.6 billion Microsoft's view of potential cost savings is unrealistic Yahoo! believes that not more than $750 million of direct cash costs savings are achievable from a sale of Yahoo!'s search assets Search agreement would result in higher operating income for Yahoo! Yahoo! estimates that the Microsoft search agreement would increase operating cash flow ("OCF") by approximately $300 million annually Microsoft search agreement potentially creates higher near term OCF at the expense of long-term growth 85% TAC rate reduced to 70% TAC rate after year 3 Microsoft renewal right limits Yahoo! upside to monetize its audience search queries at market rates at end of year 5 Yahoo! can generate higher OCF under its agreement with Google Google agreement estimated to generate $250-$450 million of incremental OCF for first 12 months following implementation Yahoo! must guarantee that Microsoft search will retain equal or greater prominence on the Yahoo! site If Microsoft were to require greater prominence it could pose economic costs to Yahoo! and impact the sale of premium display inventory Microsoft Proposed "Search and Restructuring Plan" Deal Terms Considerations Proposed Terms of "Search and Restructuring Proposal"

Yahoo! Evaluation of Microsoft / Icahn Proposal (Cont'd) Distribution of Yahoo!'s Asia assets to Yahoo! stockholders (Microsoft values these assets at ~$9 per share) Such a spin-off is a complex transaction that would require, among other things, consents and approvals from third-parties Yahoo! can complete a spin-off on its own without the assistance of Microsoft Yahoo! Board has historically and continues to evaluate this alternative Yahoo! believes a spin-off would highlight value of its Asian assets, but $9 per share is aggressive Microsoft valuation, among other things, does not apply discount to Yahoo!'s minority investments in Yahoo! Japan, Alibaba or Gmarket currently applied by research analysts Yahoo! to pay a $4.50 pro rata dividend to its stockholders Microsoft to tender for $3.9 billion of shares directly from Yahoo! stockholders Yahoo! can declare and pay a special cash dividend on its own without the assistance of Microsoft Cash funded from existing cash on balance sheet and debt incurrence Microsoft overstates the availability of cash from the $1 billion upfront payment and does not take into account the Google termination fee Microsoft's $1 billion upfront payment would be taxable to Yahoo! Yahoo! would have to pay Google a termination fee of up to $250 million upon the closing of sale of search to Microsoft $3.9 billion of cash is significantly below the $8 billion of cash Microsoft proposed to invest in Yahoo! in its prior proposal If all shares were tendered Microsoft would own 15% of Yahoo!'s voting stock; prior proposal was for non-voting stock Microsoft proposal would require an immediate replacement of the Board with Mr. Icahn's nominees and removal of the top management team at Yahoo! Yahoo!'s Board believes these moves would destabilize Yahoo! during the up to one year it would take to gain regulatory approval for this deal New Yahoo! directors would be responsible for overseeing the remaining non-search business and proposed complicated restructuring even though they have virtually no working knowledge of Yahoo!'s businesses Potential negative impact on Yahoo! stockholders given majority of their value will be equity in the remaining non-search business of Yahoo! (Microsoft values remaining business of Yahoo! at $19.50 per share) Microsoft Proposed "Search and Restructuring Plan " Deal Terms Considerations Proposed Terms of "Search and Restructuring Proposal"

Yahoo! Does Not Believe Microsoft / Icahn Proposal Provides $33 of Value Microsoft has indicated that the proposal would provide $33 of value to Yahoo! stockholders, consisting of the following components: Asian spin-off $9.00 Special Cash Dividend $4.50 Yahoo! shares $19.50 Total $33.00 Only per share cash dividend is certain and Yahoo! could distribute a substantial amount of cash to stockholders on its own Yahoo! believes that Microsoft's valuation of the spin-off is unrealistic based on current valuations of these assets and discount at which these assets are valued by the market in Yahoo!'s stock Yahoo! does not believe there is a basis to assume that its shares will trade at $19.50 following the transaction Substantial execution risk Yahoo! reliant upon Microsoft performance and its ability to monetize audience search queries Limited search monetization upside for Yahoo! due to Microsoft renewal right Microsoft's view of potential cost savings is unrealistic A display-only company subject to Microsoft execution risk as it competes with Google may be less attractive to investors and there is risk that Yahoo! could trade at a lower multiple Separating search from display alters Yahoo!'s strategy to sell a consolidated search and display advertising offering Yahoo! would need to pay Google a fee of up to $250 million if agreement is terminated $1 billion upfront payment by Microsoft is taxable Regulatory approval of the transaction will take up to one year in multiple jurisdictions and put Yahoo!'s business at execution risk during the interim period of uncertainty, especially if under the management of Mr. Icahn and his nominees By selling its valuable search assets and committing to the restructuring, may preclude a future change of control premium for Yahoo! stockholders Microsoft Proposed "Hybrid" Deal Terms Summary Considerations Summary of Value Components